As filed with the Securities and Exchange Commission on June 28, 2011

Registration No. 333-151997

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

AMERICAN MEDICAL SYSTEMS HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	41-1978822
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

10700 Bren Road West

Minnetonka, MN 55343

(952) 930-6000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

American Medical Systems Holdings, Inc.

Employee Stock Purchase Plan

(Full title of the plan)

David P. Holveck

Chief Executive Officer

American Medical Systems Holdings, Inc.

10700 Bren Road West

Minnetonka, Minnesota 55343

(952) 930-6000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Charles K. Ruck R. Scott Shean Latham & Watkins LLP 650 Town Center Drive, Suite 2000 Costa Mesa, California 92626 Telephone: (714) 540-1235	Eileen T. Nugent Brandon Van Dyke Skadden, Arps, Slate, Meagher & Flom LLP Four Times Square New York, New York 10036 Telephone: (212) 735-2000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

DEREGISTRATION OF SECURITIES

On June 27, 2008, American Medical Systems Holdings, Inc. (the “Company”) filed a Registration Statement on Form S-8 (Registration No. 333-151997) (the “Registration Statement”) with the Securities and Exchange Commission, which Registration Statement was deemed effective upon filing. The Registration Statement registered the offer and sale of 1,000,000 shares of common stock, par value $0.01 per share, of the Company (the “Securities”) issuable pursuant to the Company’s Employee Stock Purchase Plan.

On June 17, 2011, pursuant to that certain Agreement and Plan of Merger (the “Merger Agreement”), dated as of April 10, 2011, by and among the Company, Endo Pharmaceuticals Holdings Inc., a Delaware corporation (“Endo”), and NIKA Merger Sub, Inc., a Delaware corporation and a wholly owned indirect subsidiary of Endo, the Company became a wholly owned indirect subsidiary of Endo.

In connection with the transactions contemplated by the Merger Agreement, the Company is terminating all of its offerings of securities pursuant to its existing registration statements, including the Registration Statement. In accordance with an undertaking made by the Company in the Registration Statement, the Company hereby removes from registration all Securities that remain unsold as of the date of this Post-Effective Amendment No. 1.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minnetonka, in the State of Minnesota, on the 28th day of June, 2011.

AMERICAN MEDICAL SYSTEMS HOLDINGS, INC.

By:	/s/ David P. Holveck
David P. Holveck Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to Registration Statement on Form S-8 has been signed by the following persons on June 28, 2011 in the capacities indicated.

Signature	Capacity

/s/ David P. Holveck David P. Holveck	Chief Executive Officer and Director (principal executive officer)

/s/ Alan G. Levin Alan G. Levin	Executive Vice President and Chief Financial Officer and Director (principal financial officer and principal accounting officer)

/s/ Anthony P. Bihl, III Anthony P. Bihl, III	Director

/s/ Ivan P. Gergel, M.D. Ivan P. Gergel, M.D.	Director

/s/ Julie H. McHugh Julie H. McHugh	Director